UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2026

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5445 Conestoga Court, Suite 150

Boulder, CO 80301

(Address of principal executive offices)

(Zip Code)

(800) 759-9305

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	SNOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.03	Material Modification to Rights of Security Holders.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2026, our board of directors approved, and we entered into, a Section 382 rights agreement, or the Rights Agreement, with Computershare Inc., or the Rights Agent. The Rights Agreement replaces our Section 182 rights agreement dated October 18, 2016, which expires by its terms on October 18, 2026. The Rights Agreement provides for a dividend of one preferred stock purchase right, or a Right, for each share of common stock, par value $0.0001 per share, of the Company outstanding on October 13, 2026, or the Record Date. Each Right entitles the holder to purchase from us one one-thousandth of a share of Series B Preferred Stock, par value $0.0001 per share, or the Preferred Stock, for a purchase price of $10.00, subject to adjustment as provided in the Rights Agreement. The description and terms of the Rights are set forth in the Rights Agreement.

In connection with the adoption of the Rights Agreement, our board of directors adopted an Amended and Restated Certificate of Designation of Series B Preferred Stock. The Amended and Restated Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on October 6, 2026.

Our board of directors adopted the Rights Agreement to protect shareholder value by guarding against a potential limitation on our ability to use our net operating loss carryforwards, or NOLs, and other tax benefits, which may be used to reduce potential future income tax obligations. We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code of 1986, as amended, and rules promulgated thereunder, we may “carry forward” these NOLs and other tax benefits in certain circumstances to offset any current and future earnings and thus reduce our income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs and other tax benefits do not otherwise become limited, we believe that we will be able to carry forward a significant amount of NOLs and other tax benefits, and therefore these NOLs and other tax benefits could be a substantial asset to us. However, if we experience an “ownership change,” as defined in Section 382 of the Code, our ability to use our NOLs and other tax benefits will be substantially limited. Generally, an ownership change would occur if our shareholders who own, or are deemed to own, 5% or more of our common stock increase their collective ownership in the Company by more than 50% over a rolling three-year period.

The following description of the terms of the Amended and Restated Certificate of Designation and the Rights Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Designation and the Rights Agreement, copies of which are filed herewith as Exhibit 3.1 and 4.1 and are incorporated herein by reference.

Effectiveness. The Rights Agreement became effective on October 6, 2026, or the Effective Date. Upon and following the Effective Date, Rights will be issued in respect of all outstanding shares of common stock on the Record Date, and for all shares of common stock that become outstanding after the Record Date and, subject to the next sentence, prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the Expiration Date (as defined below). Rights may be distributed with respect to shares of common stock that become outstanding after the Distribution Date only in certain limited circumstances as described in the Rights Agreement (such as the issuance of common stock pursuant to stock options, employee compensation or benefit plans and convertible securities).

Term. The Rights will expire on the earliest of (a) October 6, 2036, or (b) such earlier date as the NOLs and other tax benefits have expired or been exhausted, unless earlier redeemed or exchanged by the Company as provided below, as more fully set forth in the Rights Agreement.

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Exercisability. Initially, the Rights will not be exercisable. The Rights will become exercisable upon the earlier of the following dates, further referred to as the Distribution Date:

•	on the tenth calendar day after such date that we learn that (a) a person or group beneficially owns (as defined in the Rights Agreement) 4.99% or more of the outstanding common stock or (b) a Grandfathered Person (as defined below) has exceeded its Grandfathered Percentage (as defined below) by 0.5% of the outstanding shares of common stock, or an Acquiring Person; and

•	such date, if any, as may be designated by our board of directors following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for outstanding common stock which could result in a person or group becoming an Acquiring Person.

Grandfathered Persons. Any person or group, a Grandfathered Person, that beneficially owned (as disclosed in public filings) 4.99% or more of the outstanding common stock as of October 6, 2026, or Grandfathered Percentage, will not be deemed an Acquiring Person, so long as such person or group does not exceed its Grandfathered Percentage by 0.5% of the outstanding shares of common stock.

If a Grandfathered Person sells or otherwise disposes of its common stock, its Grandfathered Percentage will be the lesser of (a) its Grandfathered Percentage immediately prior to the sale or other disposition or (b) the percentage of common stock beneficially owned by the Grandfathered Person immediately following the sale or other disposition.

If at any time a Grandfathered Person beneficially owns less than 4.99% of the outstanding shares of common stock it will cease to be a Grandfathered Person under the Rights Agreement.

Exempt Persons and Exempt Transactions. Prior to someone become an Acquiring Person, our board of directors can determine that any person or group which would otherwise be an Acquiring Person can be exempted from becoming an Acquiring Person or any transaction that would result in someone becoming an Acquiring Person, can be exempted in determining whether someone has become an Acquiring Person. After someone has become an Acquiring Person, our board of director’s ability to grant an exemption is generally limited to circumstances where a person or group has inadvertently become an Acquiring Person. Before granting an exemption, we may require that a person or group make certain representations, undertakings or covenants.

Rights Certificates and Detachability. Prior to the Distribution Date, the Rights will be evidenced by the certificates for shares of common stock, and the Rights will be transferable only with the related common stock (or, in the case of uncertificated common stock, the applicable record of ownership) and will be automatically transferred with any transfer of the related common stock. After the Distribution Date, the Rights will “detach” from the common stock and will be separately transferable.

Terms of Preferred Stock. The terms of the Preferred Stock issuable upon exercise of the Rights are designed so that each 1/1000th of a share of Preferred Stock is the economic and voting equivalent of one whole share of our common stock.

Dilution Adjustments. The amount of Preferred Stock issuable upon exercise of the Rights is subject to adjustment by our board of directors in the event of any change in the common stock or Preferred Stock, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of common stock, Preferred Stock or otherwise.

The Flip-In Provision. At such time as we learn that a person or group has become an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise of the Right and the payment of the Purchase Price, that number of 1/1000ths of a share of Preferred Stock equal to the number of shares of common stock which at the time of the applicable triggering transaction would have a market value of twice the Purchase Price. However, any Rights that are or previously were beneficially owned by an Acquiring Person will become null and void and will result in significant dilution to the Acquiring Person.

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The Flip-Over Provision. In the event we are acquired in a merger or other business combination by an Acquiring Person, or 50% or more of our assets are sold to an Acquiring Person, each Right will entitle its holder to purchase common shares in the surviving entity at 50% of the market price (subject to exceptions if the surviving entity does not have common shares registered under the Securities Exchange Act of 1934, including circumstances in which the surviving entity has common shares that publicly trade outside the United States, as further described in the Rights Agreement). As with the “flip-in” provision, any Rights that are or previously were beneficially owned by an Acquiring Person will become null and void.

Exchange. After such time as we learn that a person or group has become an Acquiring Person, our board of directors may elect to exchange each Right (other than any Rights that are or previously were beneficially owned by an Acquiring Person, which will become null and void) for consideration per Right consisting of one-half of the Preferred Stock (or fractions thereof) that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement (or an equivalent value comprised of cash, shares of common stock, shares of Preferred Stock, other securities or any combination thereof).

Redemption. The Rights are redeemable by our board of directors at a redemption price of $0.0001 per Right, or the Redemption Price, any time prior to the earlier of (i) such time as we learn that a person or group has become an Acquiring Person and (ii) the Expiration Date. Immediately upon the action of our board of directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment. At any time prior to the Distribution Date, we may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which a Distribution Date shall occur, the amount of the Purchase Price, the definition of Acquiring Person or the time during which the Rights may be redeemed), except that no supplement or amendment may be made which reduces the Redemption Price of the Rights or extends the expiration date.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in the Company’s Annual Report on Form 10-K and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Designation of Series B Preferred Stock.
4.1

Section 382 Rights Agreement, dated as of October 6, 2026, between Oculus Innovative Sciences, Inc. and Computershare Inc., which includes the Amended and Restated Certificate of Designation of Series B Preferred Stock as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
(Registrant)

Date: October 6, 2026	By:	/s/ Amy Trombly
	Name: Title:	Amy Trombly Chief Executive Officer

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